Exhibit 4.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version

DATED 12 OCTOBER 2022

VECTIVBIO HOLDING AG

and

KREOS CAPITAL VI (EXPERT FUND) LP

SECOND WARRANT AGREEMENT – OCTOBER

2022

5 Fleet Place London EC4M 7RD

Tel: +44 (0)20 7203 5000 • Fax: +44 (0)20 7203 0200 • DX: 19 London/Chancery Lane

www.charlesrussellspeechlys.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONTENTS

1	DEFINITIONS & INTERPRETATIONS	1

2	CONSTITUTION AND FORM OF WARRANTS	9

3	CALCULATION OF NUMBER OF WARRANT SHARES	10

4	DURATION, EXERCISE AND SUBSCRIPTION PRICE	11

5	REALISATION EVENT	11

6	NON CASH PUBLIC EXIT EVENT	12

7	CASH PUBLIC EXIT EVENT	13

8	MECHANICS OF EXERCISE	13

9	ADJUSTMENT OF WARRANT	15

10	REPRESENTATIONS AND WARRANTIES	16

11	INFORMATION RIGHTS	18

12	COVENANTS	18

13	ENTIRE AGREEMENT	21

14	LIQUIDATION	22

15	ASSIGNMENT AND TRANSFER	22

16	AMENDMENTS	22

17	WAIVERS	22

18	COUNTERPARTS	23

19	NOTICES	23

20	CONFIDENTIALITY	25

21	PROVISIONS SEVERABLE AND PARTIAL INVALIDITY	25

22	COSTS AND EXPENSES	25

23	GOVERNING LAW AND JURISDICTION	26

SCHEDULE 1 FORM OF SUBSCRIPTION NOTICE		27

SCHEDULE 2		28

SCHEDULE 3 WARRANT CERTIFICATE		29

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THIS WARRANT AGREEMENT (the Agreement) is made on                2022, by and between:

(1)

VECTIVBIO HOLDING AG a public corporation, incorporated and organized under the laws of Switzerland, having its registered office in Aeschenvorstadt 36, 4051 Basel Switzerland, and registered with the commercial register of the Canton of Basel-Stadt under the company identification number CHE-289.024.902 (the Company);

and

(2)

KREOS CAPITAL VI (EXPERT FUND) LP, a limited partnership incorporated in Jersey with registration no. 2770, whose registered office is at 47 Esplanade, St. Helier, Jersey JE1 OBD, Channel Islands (the Holder).

WHEREAS

(A)

The Company and Kreos Capital VI (UK) Limited, a wholly owned subsidiary of the Holder, have entered into a term loan facility agreement for the provision of a loan of up to EUR equivalent of US$56,250,000 million and a convertible loan agreement for the provision of a convertible loan of up to EUR equivalent of US$18,750,000 million, both dated 26 March 2022, as amended by a deed of amendment dated on or around the date of this Agreement (each a Facility Agreement and together the Facility Agreements).

(B)

In connection with entering into the deed of amendment to the Facility Agreements, the Company has agreed to issue additional warrants to the Holder to subscribe for Warrant Shares in the share capital of the Company on the terms set out in this Agreement, subject to adjustment as set out in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1	DEFINITIONS & INTERPRETATIONS

1.1	The following definitions (unless the context requires otherwise) shall apply in this Agreement:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Adjustment Event

any or all of the following, at any time, or by reference to any record date, when any Subscription Rights remain unexercised:

(a)    any allotment or issue of Ordinary Shares by the Company as dividend; or

(b)    any cancellation, purchase or redemption of Ordinary Shares or any reduction of Ordinary Shares by the Company; or

(c)    any sub-division, combination, reclassification, recapitalization or consolidation of Ordinary Shares by the Company

Articles	the articles of incorporation of the Company as amended from time to time

Board	the board of directors of the Company as constituted from time to time

Business Day	any day (other than a Saturday or Sunday) on which the clearing banks are open for business in London and Basel

Buyer	has the meaning given in clause 6.1

Cash Proportion	the proportion, expressed as a percentage, that the consideration payable in cash bears to the total consideration payable in such Non Cash Public Exit Event

Cash Public Exit Event	a Takeover Offer where the consideration received by the Company’s shareholders consists solely of cash

Change of Control

any person or group of persons acting in concert gains after the date of this Agreement direct or indirect control of the Company. For the purposes of this definition:

(a)    control of the Company means:

(i)  the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)   cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company;

(B)   appoint or remove all, or the majority, of the directors of the Company; or

(C)   give directions with respect to the operating and financial policies of the Company with which the directors of the Company are obliged to comply;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(ii)   the holding beneficially of more than 50% of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly, of shares in the subsidiary by any of them, either directly or indirectly, to obtain or consolidate control of the subsidiary

CHF	the lawful currency in Switzerland

CLA	the convertible loan agreement between the Company and the Holder (inter alia) dated 26 March 2022 (as amended by a deed of amendment dated on or around the date of this Agreement)

CLA Drawdown Balance	any Loan drawn down by the Company under the CLA other than the Loans comprising the First Total Compulsory Drawdown Amount and the Second Total Compulsory Drawdown Amount

Deducted Loan Amount

(a)    in respect of the Loan comprising the First Total Compulsory Drawdown Amount, the amount of such Loan (if any) that has on or prior to the date of the relevant Prepayment Event (i) been converted into Ordinary Shares pursuant to the terms of the CLA or (ii) been repaid pursuant to the relevant Repayment Schedule in the Drawdown Request for such Loan;

(b)    in respect of the Loan comprising the Second Total Compulsory Drawdown Amount, the amount of such Loan (if any) that has on or prior to the date of the relevant Prepayment Event been (i) converted into Ordinary Shares pursuant to the terms of the CLA or (ii) been repaid pursuant to the relevant Repayment Schedule in the Drawdown Request for such Loan; and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c)    in respect of any other CLA Drawdown Balance, the amount of the Loan comprising such CLA Drawdown Balance (if any) that has on or prior to the date of the relevant Prepayment Event been (i) converted into Ordinary Shares pursuant to the terms of the CLA or (ii) been repaid pursuant to the relevant Repayment Schedule in the Drawdown Request for such Loan

Drawdown Date	has the meaning given in the CLA

Euro and €	the lawful currency in the European Union

Exercise Date	the date of exercise of the Warrant in accordance with clause 8 (Mechanics of Exercise)

Facility Agreement	has the meaning given in preamble (A) of this Agreement

Fair Market Value	shall be the volume weighted average price of one (1) Ordinary Share during the thirty (30) consecutive Trading Day period immediately preceding the earlier of the Exercise Date and the date the Realisation Event becomes effective (as reported by Bloomberg or an alternative provider of market information expressed in USD to four decimal places)

Final Date	subject to clause 4 (Duration, exercise and Subscription Price), the earlier of: (a) the Termination Date; and (b) a Takeover

First Total Compulsory Drawdown Amount	has the meaning given in the CLA

Fund Manager	a person whose principal business is to make, manage or advise upon investments in securities

Group	the Company and its subsidiaries, any entity controlled by the Company, any holding company of the Company and any subsidiaries of such holding companies from time to time and Group Company means any member of the Group

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Kreos Capital VI (UK) Limited	Kreos Capital VI (UK) Limited, incorporated and registered in England and Wales with company number 11535385 whose registered office is at AMF Building, 25 Old Burlington Street, London, W1S 3AN

Listing	the listing and eligibility for trading of the Ordinary Shares on NASDAQ or any successor stock exchange to NASDAQ

Loan	has the meaning given in the CLA

Marketable Securities	securities in the acquiring entity traded on a Recognised Investment Exchange where the Holder (were it to receive such securities on completion of the Realisation Event having exercised this Warrant) would not be subject to any restrictions on re-sale of such securities

Member of the same Fund Group

if the Holder is a fund, partnership, company, syndicate or other entity whose business is managed by a Fund Manager (an Investment Fund) or a nominee of that person:

(a)    any participant or partner in or member of any such Investment Fund or the holders of any unit trust which is a participant or partner in or member of any Investment Fund but only in connection with the dissolution of the Investment Fund or any distribution of assets of the Investment Fund pursuant to the operation of the Investment Fund in the ordinary course of business;

(b)    any Investment Fund managed or exclusively advised by that Fund Manager;

(c)    a parent undertaking or subsidiary undertaking of that Investment Fund or Fund Manager, or any subsidiary undertaking of any parent undertaking of that Investment Fund or Fund Manager, or

(d)    any trustee, nominee or custodian of such Investment Fund and vice versa

Member of the same Group	as regards the Holder, a company which is from time to time a parent undertaking or a subsidiary undertaking of that company or a subsidiary undertaking of such a parent company

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Non Cash Proportion	the proportion, expressed as a percentage, that the consideration payable in Marketable Securities bears to the total consideration payable in such Non Cash Public Exit Event

Non Cash Public Exit Event	a Takeover Offer solely in exchange for Marketable Securities or a combination of cash and Marketable Securities

Ordinary Shares	Ordinary shares of the Company of a nominal value of CHF 0.05

Permitted Transferee

(a)    a nominee of the Holder;

(b)    a Member of the same Group;

(c)    a Member of the same Fund Group; or

(d)    any third party other than, (i) any person whose primary investment strategy is the purchase of distressed debt or “loan to own” activities, or (ii) a competitor of the Group

Prepayment Event	following drawdown of a Loan under the CLA, the prepayment by the Borrower of (or, if earlier, the requirement for the Borrower to repay) such Loan pursuant to paragraphs 2.1, 2.2 or 2.3 of Schedule 6 of the CLA

Realisation Date	has the meaning given in clause 5.2 (Realisation Event)

Realisation Event	a Cash Public Exit Event or Non Cash Public Exit Event

Realisation Notice	has the meaning given in clause 5.1 (Realisation Event)

Recognised Investment Exchange	any recognised investment exchange and/or any regulated market (within the meaning thereof given in the Swiss Financial Market Infrastructure Act) and their respective share dealing markets or any investment exchange and shall include, the SIX Swiss Exchange, Official List of the United Kingdom Listing Authority or AIM or NASDAQ

Repayment Schedule	has the meaning given in the CLA

Second Total Compulsory Drawdown Amount	has the meaning given in the CLA

Shareholders	each holder of Shares

Shares	any and all shares of the Company (or options, warrants or other rights to subscribe for such shares)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Subscription Notice	a notice in the form set out in Schedule 1 (Form of Subscription Notice) duly completed and executed by the Holder in accordance with the terms of this Agreement

Subscription Price

means:

(a)    in respect of Warrants granted to the Holder in accordance with clause 3.1.1, the subscription price per Warrant Share, such price being equal to 130% of the volume weighted average price of the Ordinary Shares during the thirty (30) consecutive Trading Days ending three (3) days prior to 31 March 2022 (as reported by Bloomberg or an alternative provider of market information expressed in USD to four decimal places), as may be adjusted in accordance with the terms of this Agreement;

(b)    in respect of any Warrants granted to the Holder in accordance with clause 3.1.2, the subscription price per Warrant Share, such price being equal to 120% of the volume weighted average price of the Ordinary Shares during the thirty (30) consecutive Trading Days ending three (3) days prior to the Drawdown Date of the Second Total Compulsory Drawdown Amount or 31 March 2023 (whichever is earlier) (as reported by Bloomberg or an alternative provider of market information expressed in USD to four decimal places), as may be adjusted in accordance with the terms of this Agreement;

(c)    in respect of any Warrants granted to the Holder in accordance with clause 3.1.3, the subscription price per Warrant Share, such price being equal to 120% of the volume weighted average price of the Ordinary Shares during the thirty (30) consecutive Trading Days ending three (3) days prior to the relevant Drawdown Date of such CLA Drawdown Balance (as reported by Bloomberg or an alternative provider of market information expressed in USD to four decimal places), as may be adjusted in accordance with the terms of this Agreement

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Subscription Rights	the rights to subscribe for Warrant Shares as set out in this Agreement

Takeover	the completion of any Takeover Offer

Takeover Amount	in the event of an anticipated Takeover, the aggregate value of all payments expected to be received by all Shareholders in the anticipated Takeover, and where all or any of such consideration is otherwise than in cash the value shall be taken as the sum determined by the Board, acting reasonably, as being in their opinion the monetary value of such consideration on the anticipated date of the Takeover

Takeover Offer	any offer or possible offer, or an intention to make an offer, for the purchase of, or an invitation or tender to the holders of the Ordinary Shares for the sale of, such number of Ordinary Shares which collectively represent a Change of Control of the Company

Termination Date	has the meaning given in the CLA

Trading Day	the days on which the Ordinary Shares can be traded on NASDAQ (or any successor stock exchange to NASDAQ)

USD and $	the lawful currency of the United States of America

Warrant	the warrants of the Company constituted by this Agreement and all rights conferred by it (including the Subscription Rights)

Warrant Certificate	a certificate evidencing the Holder’s entitlement to Warrants in the form set out in Schedule 3

Warrant Shares	such number of Ordinary Shares as is calculated in accordance with clause 3 (Calculation of Number of Warrant Shares)

1.2	In this Agreement, unless the context otherwise requires or specifies:

1.2.1

a reference to the winding-up or dissolution of an undertaking shall be construed so as to include any equivalent or analogous proceedings under the law of any jurisdiction in which any undertaking is established, organized or incorporated or any jurisdiction in which such undertaking carries on business;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.2.2

a reference to bankruptcy proceedings shall be construed so as to include any proceedings, suits or actions for the bankruptcy, liquidation, administration, receivership, suspension of payments, arrangement or relief of debtors, or the appointment of a bankruptcy trustee, administrator, administrative receiver, liquidator, trustee or similar official, and any equivalent or analogous proceedings under the law of the jurisdiction pursuant to which the undertaking is organized, established or incorporated or in any jurisdiction in which such undertaking carries on business;

1.2.3	headings are used for convenience only and shall be ignored in interpreting this Agreement;

1.2.4	reference to a clause or schedule is a reference to a clause of, or schedule to, this Agreement;

1.2.5

reference to (or to any specific provision of) this Agreement or any other document or instrument shall be construed as a reference to this Agreement, that provision or that document or instrument as in force for the time being and as amended from time to time in accordance with its terms;

1.2.6

reference to any gender includes all genders, references to the singular includes the plural (and vice versa) and reference to persons includes bodies corporate, unincorporated associations and partnerships (whether or not any of the same have a separate legal personality);

1.2.7	reference to a statutory provision includes reference to:

(a)	the statute or statutory provision as modified or re-enacted from time to time; and

(b)	any subordinate legislation made under the statutory provision (as modified or re-enacted as set out in clause 1.2.7(a) above);

1.2.8

any words following the terms including, include, in particular, for example or any other similar expression shall be construed as illustrative and shall not limit the sense of the words, description, phrase or term preceding those words; and

1.2.9	a person includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality).

1.3	This Agreement incorporates the schedules to it.

1.4

Unless otherwise specifically provided, where any notice, resolution or document is required by this Agreement to be signed by any person, the reproduction of the signature of such person by fax and/or email shall suffice.

2	CONSTITUTION AND FORM OF WARRANTS

2.1

This Agreement constitutes warrants, which in aggregate give the Holder the right, upon the terms and subject to the conditions set out in this Agreement, to subscribe in cash (subject to clause 8 (Mechanics of Exercise)) at a price per share equal to the Subscription Price for such number of Warrant Shares calculated in accordance with clause 3 (Calculation of number of Warrant Shares).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

2.2

Subject to clause 8 (Mechanics of Exercise), the Holder shall be entitled to subscribe in cash at the Subscription Price for that number of Warrant Shares in respect of which it is entitled to be recorded as the Holder in the Company’s share register (Aktienbuch) on the terms set out in this Agreement.

2.3	The Warrants are issued subject to the Articles and otherwise on the terms of this Agreement which are binding upon the Company and the Holder and all persons claiming through them.

2.4

The Company shall issue to the Holder a Warrant Certificate in respect of that number of Warrants to which it is entitled as soon as reasonably practicable following the Holder becoming entitled to such Warrants in accordance with clauses 3.1.1, 3.1.2 and/or 3.1.3.

2.5

If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed, the Company will replace it on such terms as to evidence and indemnity as the Company may reasonably require and subject to the Holder paying the Company’s reasonable costs (if any) in connection with the issue of the replacement. The Holder shall do and perform all such acts and things, and shall execute and deliver all such other documents and instruments, as may be reasonably required to replace such mutilated, defaced, lost, stolen or destroyed Warrant Certificate.

2.6	Mutilated or defaced Warrant Certificates must be surrendered before replacements will be issued.

2.7

If a Warrant Certificate delivered with a Subscription Notice is for a greater number than the Warrants included in the Subscription Notice, the Company shall issue a new Warrant Certificate to the Holder for the balance of the Warrants not included in the Subscription Notice within 5 Business Days of the date of issue of the Warrant Shares included in the Subscription Notice.

3	CALCULATION OF NUMBER OF WARRANT SHARES

3.1	The Company grants to the Holder on the following dates, the right to subscribe, at the Holder’s sole discretion only, for the following number of Warrant Shares:

3.1.1	on the date of a Prepayment Event of the Loan comprising the First Total Compulsory Drawdown Amount, such number of Warrant Shares as is equal to Y, where Y equals:

(First Total Compulsory Drawdown Amount) – (Deducted Loan Amount)

Subscription Price

3.1.2	on the date of a Prepayment Event of the Loan comprising the Second Total Compulsory Drawdown Amount, such number of Warrant Shares as is equal to Y, where Y equals:

(Second Total Compulsory Drawdown Amount) – (Deducted Loan Amount)

Subscription Price

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3.1.3	on the date of a Prepayment Event of any Loan comprising a CLA Drawdown Balance, such number of Warrant Shares as is equal to Y, where Y equals:

(Amount of that CLA Drawdown Balance repayment) – (Deducted Loan Amount)

Subscription Price

3.2	For the avoidance of doubt, where no Prepayment Event occurs before the Final Date, the Holder shall not have any Subscription Rights pursuant to this Agreement.

4	DURATION, EXERCISE AND SUBSCRIPTION PRICE

4.1

Subject to clauses 3, 4.2, 4.3 and 8, the Holder shall have the right, at any time prior to the Final Date, by delivering a Subscription Notice to the Company in accordance with clause 8 (Mechanics of Exercise), to subscribe for all, or part of the Warrant Shares against payment of the aggregate Subscription Price.

4.2

The Company shall give the Holder [***] prior written notice of the Final Date. Furthermore, in the event of a Takeover, the Company shall give the Holder [***] Business Days’ prior written notice of such Takeover (subject always to compliance with applicable law and regulation).

4.3

If a Takeover Offer becomes wholly unconditional before the Subscription Rights in respect of the then outstanding Warrants have been exercised, the Company shall use all commercially reasonable endeavours to procure that an appropriate offer is extended to the Holder by the Buyer on no less favourable terms in respect of any unexercised Warrants on the date of the Takeover.

5	REALISATION EVENT

5.1

The Company shall give the Holder [***] prior written notice (or, if due to the circumstances of the anticipated Realisation Event it is not possible for the Company to give [***] notice, the longest period of notice which is reasonably possible) (in each case a Realisation Notice) of the date on which the Company anticipates that the Realisation Event will occur and be completed.

5.2

A Realisation Notice shall (i) include particulars of the anticipated Realisation Event in relation to which notice is given, to the extent such information is available to the Company at the time notice is given, (ii) contain the proposed or estimated date of unconditional completion of the Realisation Event (the Realisation Date), which date shall not be later than [***] from the date of the Realisation Notice to the extent reasonably possible and legally permissible, and (iii) contain all other information reasonably requested by the Holder for the purposes of deciding whether or not (and if so when) to exercise its Subscription Rights. The Realisation Notice shall also include a statement as to the likely Takeover Amount.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5.3

The Company undertakes to send promptly to the Holder such material further information of which it becomes aware relating to (1) the progress of a Realisation Event and/or (2) any proposed Prepayment Event prior to the completion of such Realisation Event including, but not limited to, information which the Company reasonably considers relevant to the increased or decreased likelihood of the same occurring, any change in the anticipated terms of or timetable to and/or the failure or lapse (whether temporary or permanent) of the same, with the intent that the Holder shall be kept informed at all times of any changes or other circumstances material to the Realisation Event, provided that the Holder agrees in advance to be bound by the same confidentiality undertaking which the Company may have executed in connection with such Realisation Event.

6	NON CASH PUBLIC EXIT EVENT

If the Realisation Event is a Non Cash Public Exit Event:

6.1

Prior to the closing of the Non Cash Public Exit Event where the Holder is entitled to exercise any Subscription Rights pursuant to clause 3 on or before the closing of such Non Cash Public Exit Event, the Holder may request the Company to request the acquiring, surviving or successor entity (the Buyer):

6.1.1

to issue new warrants to the Holder that are exercisable over such number of securities in the Buyer whose value is equal to the Fair Market Value of the Warrant Shares (as nearly as may be (and in any event no less than)) that would have been issued for the Non Cash Proportion of the unexercised Warrants (and if the Buyer agrees, the Company shall use all reasonable endeavours to procure that the Buyer, prior to or on the closing of the Non Cash Public Exit Event, issues such new warrants to the Holder over such securities in the Buyer, setting out the new terms); and

6.1.2	to pay cash to the Holder for the Warrant Shares that would have been issued for the Cash Proportion of the unexercised Warrants,

and should the Buyer issue new warrants and/or pay cash in the manner described in clauses 6.1.1 and/or 6.1.2, any unexercised Warrants held by the Holder shall lapse on unconditional completion of the Takeover.

6.2

If the Buyer does not agree or is not requested by the Company to issue new warrants and/or pay cash to the Holder as provided in clauses 6.1.1 and/or 6.1.2 (as applicable) and the Holder is entitled to exercise any Subscription Rights pursuant to clause 3 on or before the closing of the relevant Non Cash Public Exit Event, then the Holder may elect, by serving a written notice on the Company at least [***] Business Days prior to completion of such Non Cash Public Event, to exercise any unexercised Subscription Rights in whole or in part prior to the closing of the Non Cash Public Exit Event pursuant to clause 8 (Mechanics of exercise), provided that any unexercised Subscription Rights shall lapse on unconditional completion of the Takeover.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

7	CASH PUBLIC EXIT EVENT

7.1

If (a) the Realisation Event is a Cash Public Exit Event, (b) the Holder is entitled to exercise any Subscription Rights pursuant to clause 3 on or before the closing of such Cash Public Exit Event and (c) a Holder has not exercised all of its Subscription Rights by the date that is [***] Business Day prior to completion of such Cash Public Exit Event then, subject to and conditional on the Cash Public Exit Event completing, any Subscription Rights which have not by then been exercised shall, provided that immediately prior to the Cash Public Exit Event the Fair Market Value of one Warrant Share (or other security issued on the exercise of a Warrant) is greater than the Subscription Price on such date, be deemed to have been automatically exercised on such day in respect of all unexercised Warrants on such date on a net issuance basis as set out in clause 8.3.2 (Mechanics of Exercise) and the Company shall issue the resulting Warrant Shares in accordance with clause 8 (Mechanics of Exercise). If the Fair Market Value of one Warrant Share (or other security issued on the exercise of a Warrant) is less than or equal to the Subscription Price on the date of the Cash Public Exit Event, the Warrants shall lapse.

8	MECHANICS OF EXERCISE

8.1	The Subscription Rights may be exercised in whole or in part.

8.2	In order to exercise a Warrant, the Holder will:

8.2.1

send a Subscription Notice to the Company which (i) indicates the number of Warrant Shares the Holder wishes to subscribe for by exercising the Warrant and (ii) indicates the aggregate Subscription Price payable by the Holder to the Company upon such exercise and (iii) encloses the Warrant Certificate for the Warrants to which the Subscription Notice relates; and

8.2.2

where the Subscription Price is to be satisfied pursuant to clause 8.3.1 by a remittance by bank transfer (or, to the extent permissible by applicable law and regulation, such other mode of payment as the Company and the Holder shall agree), for the aggregate Subscription Price in respect of the Subscription Rights which are being exercised.

8.3	The Subscription Price for each of the Warrant Shares shall, at the absolute discretion of the Holder, be satisfied by any of the following:

8.3.1

the payment by bank transfer (or such other mode of payment as the Company and the Holder shall agree) of the Subscription Price by the Holder to the Company for each of the Warrant Shares at the Subscription Price; or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

8.3.2

in lieu of cash payment in respect of the Subscription Price for the Warrant Shares, the Holder may on each Exercise Date in respect of all of its Warrants elect to receive a reduced number of Warrant Shares (as calculated below) (Reduced Warrant Shares) than the number to which it would be entitled on exercise of the Subscription Right in full, payment for such Reduced Warrant Shares being satisfied by waiver by the Holder of the right to receive the balance of Warrant Shares to which the Holder is entitled over and above the Reduced Warrant Shares (Balance Warrant Shares). In doing so, the Company agrees and acknowledges that the Reduced Warrant Shares to be issued to the Holder shall be issued as fully paid up at the Subscription Price and the Holder agrees and acknowledges that it waives its Subscription Rights to the Balance Warrant Shares used as consideration for the payment of the aggregate Subscription Price. The number of Reduced Warrant Shares the Holder will receive shall be determined as follows:

where:

X	=	the number of Reduced Warrant Shares, rounded down to the nearest whole number, to be issued to the Holder.

Y	=	the number of Warrant Shares capable of being subscribed pursuant to the Subscription Rights attached this Agreement (without application of the reduction at this clause 8.3.2).

A	=	the Fair Market Value of one Warrant Share.

B	=	the Subscription Price.

N	=	the nominal value of one Warrant Share.

Provided always that the Holder shall nevertheless be required to subscribe in cash, and pay in cash, for the nominal value of the Reduced Warrant Shares, such payment to be made in the manner set out in clause 8.2.2.

8.4	The Subscription Notice delivered pursuant to clause 8.2.1 shall be (subject only to clause 8.6) irrevocable and unconditional.

8.5	Upon receipt by the Company of a Subscription Notice, the Company shall allot and issue to the Holder the number of Warrant Shares for which the Holder has subscribed, within [***] Business Days.

8.6

In case the unconditional completion of a Realisation Event fails to take place within [***] days of the Realisation Notice, the relevant Realisation Notice shall cease to be valid and the Company shall forthwith be obliged to return the Subscription Notice to the Holder and no exercise or election shall be deemed to have taken place.

8.7

The issue of the Warrant Shares shall be carried out in accordance with the applicable provisions of the Swiss Code of Obligations or under Swiss Law, and when issued, shall be credited as fully paid and rank pari passu with existing Ordinary Shares in issue on the Exercise Date and, subject to applicable law and regulation, be freely tradeable on NASDAQ.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

8.8

Immediately following the issue of Warrant Shares, the Company shall enter, or procure that the Company’s share registrar enters the Holder’s name (or its nominee’s or trustee’s name, as appropriate) in the share register of the Company as the holder of the Warrant Shares and issue such shares in uncertificated form in favour of a nominee or trustee stipulated by the Holder.

8.9

The Warrant Shares shall carry the right to receive all dividends and other distributions to the Shareholders declared after the Exercise Date, including in relation to a financial period beginning before the Exercise Date.

8.10

The Company will not issue any fractional Ordinary Shares to the Holder upon the exercise by the Holder of the Warrant. The Company shall round the total number of Ordinary Shares down to the nearest whole share, which shall in all cases be issued fully paid, and the fractional entitlements shall be disregarded.

9	ADJUSTMENT OF WARRANT

9.1

Upon the occurrence of an Adjustment Event after the date of this Agreement but prior to the Final Date, the number and/or nominal value of Warrant Shares to be, or capable of being issued on any exercise of the Subscription Rights and/or the Subscription Price will be adjusted in such manner as agreed or determined pursuant to clause 9.2 so that, after such adjustment, the Holder shall be entitled, on exercise of the Subscription Rights, to receive the same percentage of the Ordinary Shares in issue following the completion of the Adjustment Event and carrying the same proportion of votes exercisable at a general meeting of shareholders, for the same aggregate price as the aggregate Subscription Price, in each case as nearly as practicable, as would have been the case if no Adjustment Event had occurred, provided that the Subscription Price shall not in any event be reduced so that, upon exercise of the Subscription Rights, Warrant Shares would be issued at a discount to their nominal value.

9.2

Within [***] Business Days after an Adjustment Event, notice of such adjustments (Adjustment Notice) will be given by the Company to the Holder detailing the adjusted number of Warrant Shares and/or the adjusted Subscription Price arising as a consequence of any such Adjustment Event. If the Holder agrees the terms of the Adjustment Notice or fails to respond to the Adjustment Notice within [***] Business Days of receipt of the Adjustment Notice, it shall be final and binding on the Company and Holder for all purposes of this Agreement. If the Company and Holder cannot agree the terms of the Adjustment Notice within [***] Business Days of receipt of such notice by the Holder, either of them shall be entitled to refer the matter in dispute to an independent firm of accountants to determine the matter (Expert) nominated and acting as set out in clause 9.3.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

9.3

The Company and the Holder shall each be entitled to suggest a proposed Expert for the purpose of clause 9.2 and if no agreement on the Expert is reached within [***] Business Days of each suggested Expert being proposed, the Expert shall be determined by the President of the Basel Chamber of Commerce (Handelskammer beider Basel). The Expert shall act as an expert (Schiedsgutachter), as that term is defined in article 189 of the Swiss Code of Civil Procedure, and not as an arbitrator and its costs shall be shared equally by the parties. The Expert shall be entitled to call for such information as it shall think fit and the Company and the Holder shall cooperate with it in good faith so that the Expert is able to make its determination as soon as reasonably possible. Once made, the Expert’s determination of the matter in dispute shall be issued in writing to the Company and Holder and it shall be final and binding on them, except in the case of manifest error on the part of the Expert (in which case the relevant part of his or her determination shall be void and the matter shall be remitted to the Expert for correction).

10	REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Holder at the date hereof and at any Exercise Date that:

10.1	it has been duly incorporated and is validly existing under the laws of Switzerland;

10.2

it has corporate powers to enter into the Agreement and all other matters required to be effected by the Company pursuant to this Agreement without any further corporate actions being required, including a resolution of the general meeting of shareholders of the Company, amongst other things, to the effect that the execution of this Agreement is approved, that any pre-emptive rights are waived by all shareholders of the Company and that the Board is mandated to effect the issue of such number of Ordinary Shares as is sufficient to satisfy the Company’s obligation to issue the Warrant Shares upon exercise of the Subscription Rights;

10.3

the Company has sufficient authorised share capital or, once authorised share capital is no longer available under applicable law, capital range (Kapitalband), or conditional share capital or Ordinary Shares held in treasury, as the case may be, to allow the Subscription Rights to be exercised in full at any time;

10.4

all Warrant Shares which may be issued upon the exercise of the purchase or conversion rights represented by this Warrant, and all securities, if any, issuable upon conversion of the Warrant Shares, shall, upon issuance, be duly authorised, validly issued and fully paid and free of any liens and encumbrances;

10.5	the Ordinary Shares are duly listed for trading on NASDAQ and no circumstances exist which may cause the suspension or cancellation of such listing;

10.6

the Agreement and all obligations undertaken in connection with the transactions contemplated therein constitute or will constitute, following the execution and delivery thereof, valid and legally binding obligations of the Company, enforceable against it in accordance with the respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganisation and other laws affecting generally the enforcement of the rights of creditors and subject to the discretionary authority of a court of competent jurisdiction with respect to the granting of a decree ordering specific performance or other equitable remedies;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

10.7	the execution, delivery and performance by the Company of the Agreement does not:

10.7.1	violate the provisions of any applicable law, its Articles, or any resolution of its board of directors or of its shareholders;

10.7.2	violate any judgement, decree, order or award of any court, governmental entity or arbitrator; or

10.7.3

conflict with or result in the breach or termination of any material term or provision of, or constitute a default under, or cause any acceleration under, any license, permits, concessions, franchises, indentures, mortgages, leases, contracts, deeds of trust or other instrument or agreement by which the Company is or may be bound;

10.8

the Company is not precluded by the terms of any contract, agreement or other instrument by which it is bound from entering into the Agreement, or such other agreement or from the consummation by the Company of the transactions contemplated therein;

10.9	no consent, approval, order or authorisation of, or registration, declaration or filing with, any person is required in connection with the execution and delivery and consummation of the Agreement;

10.10

the capitalisation table set out in Schedule 2 (Share Capital Table) to this Agreement is true, complete and accurate as at, in respect of Part 1 of Schedule 2, 4 October 2022 and in respect of Part 2 of Schedule 2, 12 October 2022 and any updated capitalisation table provided to the Holder from time to time, is true and complete as of the date of provision. The Company represents and warrants to the Holder that the total number of outstanding Ordinary Shares (excluding Ordinary Shares held in treasury) at the date hereof is 45,999,926;

10.11

the Company has supplied the Holder with true, complete, accurate and up to date copies of the Articles and any other document relating to the issue of Warrant Shares to the Holder and their eligibility for trading on NASDAQ without restriction or limitation or which otherwise may affect the Warrants and the Holder’s subscription for Warrant Shares; and

10.12	any information it provides to the Holder pursuant to clause 10 will be true, complete and accurate at the time it is delivered.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

11	INFORMATION RIGHTS

11.1	The Company shall:

11.1.1

send to the Holder a copy of the annual reports and audited financial statements for the Group together with all documents required by law to be annexed to that report at the same time they are provided to the holders of Shares;

11.1.2	send to the Holder copies of any statements, notices or circulars sent to the holders of Shares;

11.1.3	give to the Holder not less than [***] days’ prior written notice of its intention to declare or pay a dividend or other distribution on any Shares;

11.1.4

send to the Holder (i) notice of any proposal to amend the Articles or to register shares or other securities on NASDAQ, and (ii) up to date copies of the Articles or registration document as soon as they are approved;

11.1.5

provide the Holder without delay with such other documents and other information (including, but not limited to, information relating to share capital of the Company, business plans, forecasts and other financial information relating to the Company and each Group Company) as the Holder may reasonably request from time to time, in each case, subject always to the extent permitted by applicable laws and regulation (including, for the avoidance of doubt, the U.S. Securities Act of 1933, as amended) and provided that (i) the Company shall not be required to send the Holder any information pursuant to this clause 11 which such Holder is separately entitled to receive and has received pursuant to the Facility Agreement or the warrant agreement dated 26 March 2022 and made between the Company and the Holder and (ii) nothing in this clause 11.1 shall prevent the Company from making any filing with NASDAQ, any successor exchange to NASDAQ or any exchange on which its Ordinary Shares are traded from time to time.

12	COVENANTS

12.1

The Company shall at the reasonable request of the Holder execute all documents and do all other acts and things as may reasonably be deemed necessary to give full effect to this Agreement, the grant of the Warrants and the issuance of the Warrant Shares.

12.2

The Company undertakes with the Holder not to waive or fail to enforce any rights under its Articles in any way which would materially adversely affect the rights of the Holder in its capacity of holder of the Warrant or the rights attaching to the Warrant Shares without the prior written consent of the Holder.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

12.3

During the term of this Agreement, the Company shall at all times reserve and keep sufficient authorised share capital (genehmigtes Kapital) or, once authorised share capital is no longer available under applicable law, capital range (Kapitalband), or conditional share capital (bedingtes Kapital) or a sufficient number of Ordinary Shares held in treasury, as the case may be, to give effect to the exercise of the Warrant in full or otherwise to comply with the terms of this Agreement. If at any time its authorised share capital (or capital range, as the case may be) taken together with its conditional share capital and any Ordinary Shares held in treasury are not sufficient to effect the exercise of the Warrant, the Company shall forthwith take such corporate action as may be necessary to increase or renew its authorised share capital (or capital range, as the case may be) or conditional share capital to such amount and such number of shares as shall be sufficient for such purposes. The Company acknowledges that compensation for damages may not be sufficient remedy for the Holder in case of the Company’s failure to comply with its obligation under this clause 12 and therefore expressly confirms that the Holder may in such case request specific performance (Realerfüllung) upon due exercise of its Subscription Rights from time to time by obligating the Company to deliver such number of Warrant Shares as would have been issued to the Holder in connection with such exercise of its Subscription Rights from time to time.

12.4

The Company will obtain any authorisation, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable laws in connection with the issuance of the Warrant Shares upon exercise of the Warrant.

12.5

The Company will ensure that its directors have all necessary authorisations and disapplications of pre-emption to allot and issue such number of Warrant Shares as will enable the Subscription Rights of the Holder to be satisfied at any time.

12.6

The Company shall at all times comply with all requirements relating to and shall maintain its Listing and the Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Ordinary Shares from NASDAQ.

12.7

The Company undertakes with the Holder not to, before the exercise of the Subscription Rights or the lapse of this Agreement, proceed with a merger or reorganisation of the Company’s assets (Reorganisation) without obtaining the Holder’s consent unless, as part of the Reorganisation, an offer is made by the transferee of the assets to the Holder to recreate this Warrant as nearly as possible as to its effect and Subscription Price (provided that the Subscription Price shall be no higher than the value of the shares of the same class as the Warrant Shares).

12.8	The Company undertakes with the Holder to procure in the event of a Takeover Offer that the Holder is not required for the purpose of, or in connection with, such event:

12.8.1	to give any warranties or indemnities (other than as to title to shares registered in its name or the names of its nominees, and as to its capacity and authority to effect the relevant event);

12.8.2	to appoint any party to act as its agent;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

12.8.3	to make any contribution to the costs (including legal and accountancy fees and disbursements) incurred by any other party in connection with such Takeover Offer; or

12.8.4	to agree to any lock-up period or any other restriction of the ability to sell or transfer the Warrant Shares, other than is required by law or applicable regulation.

12.9	The Company undertakes with the Holder not to, without obtaining the Holder’s consent:

12.9.1	alter the rights attaching to the Ordinary Shares or alter the Articles in any way which would adversely affect the rights of the Holder or the rights of the Warrant Shares;

12.9.2	create any class of shares which rank for any purpose ahead of the Warrant Shares.

12.10

The Company undertakes with the Holder not to make any issue, grant or distribution or take any other action the effect of which would be that on exercise of any of the Subscription Rights it would be required to issue Warrant Shares at a discount.

12.11

If the Company at any time while this Agreement is outstanding and unexpired shall make a dividend or distribution on or with respect to Shares, then, in each such case, provision shall be made by the Company such that the Holder shall receive upon exercise or conversion of the Warrants a proportionate share of any such distribution as though it were the holder of the Shares as of the record date fixed for the determination of the shareholders of the Company entitled to receive such distribution.

12.12

The Company undertakes with the Holder not to, by amendment to the Articles or through any reorganisation, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms of this Agreement.

12.13

The Company undertakes with the Holder that from the date hereof and until the date on which the Holder shall have sold all of the Warrant Shares (the Reporting Period), the Company shall timely file all reports required to be filed with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Exchange Act of 1934, as amended (the 1934 Act) and the rules and regulations promulgated thereunder and the Company shall not terminate its status as an issuer required to file reports, even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. During the Reporting Period, the Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Ordinary Shares from NASDAQ.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

12.14

The Company undertakes with the Holder that at any time when the Warrant Shares are eligible for re-sale within the limitations of the exemptions provided by Rule 144 under the U.S. Securities Act of 1933, as amended (the Securities Act), the Company, at the Holder’s request, shall cause its counsel to issue and deliver a legal opinion to the transfer agent to effect the removal of any restrictive legend with respect to the Warrant Shares as soon as reasonably possible and in any event within 5 Business Days of the Holder’s request; provided that the Holder provides the Company with such customary documentation required from the Holder as reasonably requested by the Company’s counsel. If all or any portion of the Warrant Shares are converted at a time when such Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the U.S. Securities and Exchange Commission), then such Warrant Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required, it will following the delivery by the Holder to the Company, or the Company’s transfer agent, of a certificate representing the Warrant Shares issued with a restrictive legend, promptly instruct the transfer agent to remove any restrictive legend and deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends. Certificates for Warrant Shares subject to legend removal hereunder shall be transmitted where possible by the transfer agent to the Holder by crediting the account of the Holder’s prime broker, clearing broker or similar entity with the Depository Trust Company System as directed by the Holder.

12.15

The Company shall, by no later than the date falling [***] calendar days after the date of this Agreement, prepare and file an amendment to its registration statement on Form F-3 or, if the Company is ineligible to use Form F-3, a registration statement on Form F-1 under the Securities Act covering the re-sale of the Warrant Shares by the Holder. The Company shall use its commercially reasonable efforts to cause such registration statement to become effective under the Securities Act as soon a practically possible.

12.16

If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holder) any of its Ordinary Shares under the Securities Act in connection with the public offering of such securities, the Company shall, at such time, promptly give the Holder notice of such registration. Upon the request of the Holder given within [***] days after such notice is given by the Company, the Company shall cause to be registered all of the Warrant Shares that the Holder has requested to be included in such registration.

13	ENTIRE AGREEMENT

This Agreement represents the entire understanding and agreement between the parties with respect to granting of the Warrant and supersedes all previous agreements, both in writing and oral, including correspondence.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

14	LIQUIDATION

14.1

If an order is made or an effective resolution is passed for the winding-up or dissolution of the Company or if any other dissolution of the Company by operation of law is to be effected whilst any Subscription Rights remain exercisable, then the provisions of clause 14.2 or, as the case may be, clause 14.3 shall apply.

14.2

If the winding-up or dissolution is for the purpose of a reorganisation or amalgamation pursuant to a scheme of arrangement sanctioned by the Holder’s consent, the terms of the scheme of arrangement will be binding on the Holder.

14.3

If clause 14.2 does not apply, the Company shall immediately notify the Holder in writing that such an order has been made or resolution has been passed or other dissolution is to be effected. The Holder shall be entitled at any time within [***] Business Days after the date such notice is given to elect by notice in writing to the Company to be treated as if they had, immediately before the date of the making of the order or passing of the resolution or other dissolution, exercised the Subscription Rights (to the extent not previously exercised) and they shall be entitled to receive out of the assets which would otherwise be available in the liquidation to the holders of Warrant Shares, such a sum, if any, as they would have received had they been the holders of and paid for the Warrant Shares to which they would have become entitled by virtue of such exercise, after deducting from such sum the amount which would have been payable by them in respect of the Warrant Shares if they had exercised the Subscription Rights. Nothing contained in this clause 14.3 shall have the effect of requiring the Holder to make any actual payment to the Company.

15	ASSIGNMENT AND TRANSFER

The Holder shall have the unconditional right to assign its rights hereunder and to transfer its holding in the Warrant Shares in whole or in part to any Permitted Transferee.

16	AMENDMENTS

Any provision of this Agreement may be amended or supplemented or waived only if the parties hereto so agree in writing. Any notice, consent or waiver by each party under any provision of this Agreement must also be in writing. Any such notice, waiver or consent may be given subject to any conditions thought fit by the parties and shall be effective only in the instance and for the purpose for which it is given.

17	WAIVERS

Without prejudice to clause 16 (Amendments), no waiver by any party, whether express or implied, of such party’s rights under any provision of this Agreement shall constitute a waiver of such party’s rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by any other party hereto shall constitute a waiver of such parties right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by any other party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

18	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

19	NOTICES

19.1

Subject to clause 19.2 any notice, consent or other communication required to be sent or given under the Agreement by either the Company or the Holder shall in every case be in writing and shall be deemed properly served if:

19.1.1	delivered personally;

19.1.2	sent by registered or certified mail, in all such cases with first class postage prepaid;

19.1.3	delivered by a recognised overnight courier service;

19.1.4	sent by email; or

19.1.5	sent by facsimile transmission

to the Company, to:

Aeschenvorstadt 36, 4051 Basel, Switzerland

Facsimile: None

E-mail: [***]

marked for the attention of Claudia d’Augusta, or to such other address or marked for the attention of such other person as the Company, from time to time, notifies in writing to the other parties.

with a copy to:

Cooley (UK) LLP

22 Bishopsgate

London EC2N 4BQ

United Kingdom

Fax: +44 (0) 20 7785 9355

Email: [***]

marked for the attention of [***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

with a copy to:

Homburger AG

Prime Tower

Hardstrasse 205

8005 Zurich

Switzerland

Fax: [***]

Email: [***]

marked for the attention of [***]

to the Holder, to:

Kreos Capital VI (Expert Fund) LP

c/o Kreos Capital

25 – 28 Old Burlington Street

London W1S 3AN

England

Facsimile: [***]

Email: [***]

marked for the attention of [***] or to such other address or marked for the attention of such other person as the Holder, from time to time, notifies in writing to the other parties with a copy to:

Charles Russell Speechlys LLP

5 Fleet Place

London EC4M 7RD

United Kingdom

Fax: [***]

Email: [***]

marked for the attention of [***]

19.2	The date of service of any such notice shall be:

19.2.1

the date such notice is personally delivered if delivered on a Business Day during normal working hours or the next succeeding Business Day if it is personally delivered on a day other than a Business Day or is personally delivered after normal working hours;

19.2.2	[***] Business Days after the date of mailing if sent by certified or registered mail;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

19.2.3	[***] Business Day after the date of delivery to the overnight courier if sent by overnight courier; or

19.2.4	the [***] succeeding Business Day after transmission by facsimile or email.

20	CONFIDENTIALITY

20.1	The Holder shall keep confidential any information received by it in its capacity as Holder which is of a confidential nature except:

20.1.1	as required by law or any applicable regulations;

20.1.2	to the extent the information is in the public domain through no default of the Holder;

20.1.3

the Holder may share information received under the terms of this Agreement with any Member of the same Group; and any Member of the same Group may share any information which it may have about the Company or any member of its group with the Holder;

20.1.4

the Holder may communicate information contained in this Agreement, or received from the Company hereunder, to its investors and may also include such information in its reporting to its investors; and

20.1.5	the Holder will be entitled to divulge such information to any proposed transferee of Warrants on the same terms as to confidentiality.

21	PROVISIONS SEVERABLE AND PARTIAL INVALIDITY

21.1

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect:

21.1.1	the legality, validity or enforceability of the remaining provisions under such law; or

21.1.2	the legality, validity or enforceability of such provision under the laws of any other jurisdiction.

22	COSTS AND EXPENSES

22.1	[***] shall promptly pay to [***] on [***] in connection with:

22.1.1	the negotiation, execution, preparation and perfection of this Agreement and the transactions contemplated hereby and thereby including the sale of the Warrant Shares;

22.1.2	any amendment or supplement to this Agreement, or any proposal for such an amendment to be made;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

22.1.3	any consent or waiver by [***] concerned under or in connection with this Agreement or any request for such a consent or waiver; and

22.1.4	any step taken by [***] with a view to the protection, exercise or enforcement of any right or interest created by this Agreement or for any similar purpose.

23	GOVERNING LAW AND JURISDICTION

23.1	The provisions of this Agreement are governed by, and shall be construed in accordance with, the substantive laws of Switzerland, without giving regard to its conflict of law principles.

23.2

The parties irrevocably agree that the competent court of the City of Basel, Canton of Basel-Stadt, Switzerland is to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising there from or in connection therewith may be brought in such courts.

[Signature page to follow at the end of the document]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE 1

FORM OF SUBSCRIPTION NOTICE

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE 2

SHARE CAPITAL TABLE

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE 3

WARRANT CERTIFICATE

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

[signature page]

KREOS CAPITAL VI (EXPERT FUND) LP

By:	/s/ Mark Collins
Its: Director

By:	/s/ Tim Ridgway
Its: Director

VECTIVBIO HOLDING AG

By:	/s/ Claudia d’Augusta
Its: Chief Financial Officer

By:	/s/ Luca Santarelli
Its: Member of the Board